UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	July 23, 2009

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (b)        As previously disclosed in a Current Report on Form 8-K filed on June 29, 2009, on June 26, 2009, James A. Leach informed the Chairman of the Boards of Directors (the “Boards”) of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company that he will be required to resign from the Boards effective upon his confirmation to the post of Chairman of the National Endowment for the Humanities (the “NEH”). On July 23, 2009, Mr. Leach informed the Chairman of the Boards that his nomination as Chairman of the NEH was earlier submitted to the Senate for confirmation and, accordingly, he was obligated to resign from the Boards. Mr. Leach tendered his resignation, and his resignation was effective, on July 23, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: July 24, 2009	By: /s/ Patricia L. Kampling
Patricia L. Kampling
Vice President – Chief Financial Officer and Treasurer
INTERSTATE POWER AND LIGHT COMPANY
Date: July 24, 2009	By: /s/ Patricia L. Kampling
Patricia L. Kampling
Vice President – Chief Financial Officer and Treasurer
WISCONSIN POWER AND LIGHT COMPANY

Date: July 24, 2009	By: /s/ Patricia L. Kampling
Vice President – Chief Financial Officer and Treasurer